Exhibit 10.4

EXECUTION VERSION

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF TPI COMPOSITES, INC. A DELAWARE CORPORATION (THE “COMPANY”), REASONABLY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO AN INVESTORS’ RIGHTS AGREEMENT, DATED AS OF NOVEMBER 22, 2021, BY AND AMONG THE COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY, INCLUDING THE HOLDER OF THIS WARRANT (AS AMENDED FROM TIME TO TIME, THE “INVESTOR RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE INVESTOR RIGHTS AGREEMENT. A COPY OF THE INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Warrant Certificate No. W-2

Original Issue Date: November 22, 2021

FOR VALUE RECEIVED, TPI Composites, Inc., a Delaware corporation (the “Company”), hereby certifies that Opps TPIC Holdings, LLC, a Delaware limited liability company (the “Holder”), is entitled to purchase from the Company 2,835,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, at a purchase price per share of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, private investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; provided that neither the Holder nor any of its Affiliates shall be considered Affiliates of the Company for purposes of this definition.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3, multiplied by (b) the Exercise Price.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by Applicable Law to close.

“Change of Control” means (a) any direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, as a result of which a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, any of its wholly-owned subsidiaries or the Holder or any of its Affiliates, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of equity securities of the Company which constitute more than fifty percent (50%) of the total direct or indirect voting power of the equity securities of the Company; provided, that no Change of Control shall be deemed to have occurred pursuant to this clause (a) due to the acquisition of shares of Common Stock by the Holder or its Affiliates upon the exercise of any warrants of the Company; provided, further, that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; (b) the direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to a Person other than the Company, any of its wholly-owned subsidiaries, or the Holder or any of its Affiliates; or (c) the liquidation or dissolution of the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m. Eastern Time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined in good faith by the Board.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Holder” has the meaning set forth in the preamble.

“Investor Rights Agreement” means the Investors’ Rights Agreement, dated as of November 22, 2021, by and among the Company and Holder, as amended and in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Company to fulfill its obligations to be performed under this Warrant or (b) the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

“NASDAQ” means the NASDAQ Global Market.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means November 22, 2021.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Purchase Rights” has the meaning set forth in Section 5.

“Restated Certificate” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” has the meaning set forth in the Investor Rights Agreement.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to the earlier to occur of: (a) 5:00 p.m., Eastern Time, on the fifth (5th) year anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day and (b) the consummation of a Change of Control (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein). Upon the consummation of a Change of Control, pursuant to Section 3(i) this Warrant shall automatically terminate and be of no further force or effect, without any action of any party hereto or any other Person.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by any of the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to such Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accrued and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv) any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

(c) Issuance of Warrant Shares. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant (in accordance with Section 3(a)) and payment of the Aggregate Exercise Price (in accordance with Section 3(b)), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, (i) either execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, or (ii) instruct its transfer agent to register in book entry form the Warrant Shares issuable upon such exercise and, in the case of either (i) or (ii), deliver (or cause to be delivered) to the Holder cash in lieu of any fraction of a Warrant Share, as provided in Section 3(d). Any such certificate or certificates or book entry shares so delivered or issued shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 8 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates or book entry shares, if any, of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. In the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise during the Exercise Period, the Company shall, at the time of delivery of the certificate or certificates or registration of the book entry shares representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees, as applicable:

(i) As of the Original Issue Date, the Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has the corporate power and authority to execute, deliver and perform this Warrant and to own, lease and operate its properties and assets and to carry on its business and operations as presently conducted, (C) has duly authorized this Warrant by all necessary corporate action and (D) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations as presently conducted, except, in the case of clause (D), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(ii) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon execution, issuance and delivery by the Company, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges (except as referred to in Section 3(f)(vii)).

(iv) As of the Original Issue Date, the execution, delivery and performance by the Company of the Warrant does not and will not (A) violate any material provision of Applicable Law or the Restated Certificate, Investor Rights Agreement or bylaws of the Company, (B) conflict with, result in a breach of, or constitute (with the giving of any notice, the passage of time, or both) a default under any material agreement of the Company or (C) result in or require the creation or imposition of any lien upon any assets of the Company.

(v) As of the Original Issue Date, the execution, delivery and performance by the Company of the Warrant does not and will not (A) require any consent or approval of any holder of any equity interest of the Company or any consent or approval of any Person under any material agreement of the Company or (B) require any registration with, consent or approval of, notice to or other action with or by any Governmental Authority, except in each such case for those consents, approval, registrations, notices or other actions that have been obtained, made, given or taken and evidence of which has been provided to the Holder.

(vi) The Company shall take such reasonable actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any Applicable Law or governmental regulation, subject to the accuracy of the representations of the Holder set forth in Section 11(b).

(vii) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a Change of Control, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(i) Exercise Upon Change of Control. In the event of a Change of Control at any time during the Exercise Period, unless the Holder exercises this Warrant prior to the effectiveness of such Change of Control, this Warrant shall automatically expire and terminate upon the effectiveness of such Change of Control. The Company shall provide the Holder with written notice of the contemplated Change of Control pursuant to Section 4(f) below.

4. Adjustment to Number of Warrant Shares.

The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a) Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock, Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Adjustment to Number of Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event, at any time or from time to time after the Original Issue Date, of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person that does not constitute a Change of Control or (iv) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, subject to the final sentence of this Section 4(b) each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant, but which shall thereafter be subject to such limitations or restrictions); and, in such case, appropriate adjustment (in form and substance reasonably satisfactory to the Holder and the Company or successor) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(b) shall similarly apply to any such successive reorganizations, reclassifications, consolidations, mergers or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Holder and the Company or such successor, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, at any time or from time to time after the Original Issue Date, then the Board shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(c) shall decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(d) Other Dividends and Distributions. Subject to the provisions of Section 4(a)), if the Company shall, at any time or from time to time after the Original Issue Date, pay, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, any dividend or other distribution payable in securities of the Company or another issuer, cash, evidences of indebtedness of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock, Options or Convertible Securities for which adjustment is made under Section 4(a) or 4(b)), then, and in each such event, provision shall be made so that the Holder shall receive, simultaneously with the distribution to the holders of Common Stock, the kind and amount of securities, cash, evidences of indebtedness or other assets that the Holder would have been entitled to receive had this Warrant been exercised in full into Warrant Shares on the date of such event, giving application to all adjustments called for during such period under this Section 4 with respect to the rights of the Holder.

(e) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to the provisions of this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(f) Notices. In the event, at any time or from time to time after the Original Issue Date:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person or other Change of Control;

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv) any other event that may cause an adjustment pursuant to Section 4.

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale or other Change of Control, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or other Change of Control, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5. Purchase Rights. In addition to any adjustments pursuant to Section 4 above, if at any time or from time to time after the Original Issue Date, the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then unless an adjustment is made to this Warrant pursuant to the terms of Section 4, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6. Investor Rights Agreement. This Warrant and all Warrant Shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the relevant rights, restrictions, obligations, and other provisions contained in the Investor Rights Agreement.

7. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and in Section 11 and the terms and conditions of the Investor Rights Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(vii) in connection with the making of such transfer; and the Holder may not transfer or assign this Warrant or any Warrant Shares unless such transfer or assignment is made in accordance with this Warrant, the Investor Rights Agreement and applicable securities law and the transferee signs a joinder or otherwise becomes a party to the Investor Rights Agreement; and any attempted transfer or assignment in violation hereof or thereof shall be null and void ab initio. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein and in the Investor Rights Agreement, prior to the issuance to the Holder of the Warrant Shares which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing provisions of this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to stockholders.

9. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the Investor Rights Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Investor Rights Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

10. No Impairment. The Company shall not, by amendment of the Restated Certificate or bylaws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or other applicable securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with legends in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF TPI COMPOSITES, INC., A DELAWARE CORPORATION (THE “COMPANY”), REASONABLY REQUESTS, AN OPINION REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO THE INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 22, 2021, BY AND AMONG, THE COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY AND THE HOLDER HEREOF (AS AMENDED FROM TIME TO TIME,

THE “INVESTOR RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE INVESTOR RIGHTS AGREEMENT. A COPY OF THE INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.”

(b) Representations and Warranties of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents and warrants, as of the date of issuance hereof to the Company by acceptance of this Warrant as follows:

(i) The Holder is acquiring this Warrant, and upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents that it does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participations to any Person, with respect to this Warrant or the Warrant Shares.

(ii) The Holder acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company and its subsidiaries regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company and its subsidiaries. The Holder has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its subsidiaries, and acknowledges it has been provided with sufficient access for such purposes.

(iii) The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(iv) The Holder understands that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 as promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

12. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

If to the Company:

TPI Composites, Inc.

8501 N. Scottsdale Road,

Gainey Center II, Suite 100,

Scottsdale, AZ 85253

Facsimile: (480) 305-8315

Email: bsiwek@tpicomposites.com

Attention: William E. Siwek

Email: sfishbach@tpicomposites.com

Attention: Steven Fishbach

with a copy to:	Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 Facsimile: (650) 853-1038 Email: bweber@goodwinlaw.com Attention: Brad Weber

If to the Holder:

Opps TPIC Holdings, LLC

c/o Oaktree Capital Management, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, 90071

Facsimile: (213) 830-6499

E-mail: bhinchman@oaktreecapital.com

Attention: Brook Hinchman

with a copy to:	Sullivan & Cromwell 1888 Century Park East, Suite 2100 Los Angeles, CA 90067 Facsimile: (310) 712-8800 E-mail: brownp@sullcrom.com Attention: Patrick S. Brown

14. Cumulative Remedies. Except to the extent expressly provided in Section 9 to the contrary, the rights and remedies under this Warrant are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

15. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

16. Entire Agreement. This Warrant (including the Exhibits hereto) and the other Transaction Agreements, constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

17. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder. This Warrant and the Warrant Shares issuable upon the exercise hereof may not be assigned, except as provided in Section 8.

18. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19. Headings. The headings in this Warrant are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Warrant or any provision of this Warrant.

20. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified, waived or supplemented by an agreement in writing signed by the Company and the Holder. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21. Severability. If any term or provision of this Warrant is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

22. Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

23. Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Warrant or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such courts lack subject-matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Warrant shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that service of process, summons, notice or other document by certified or registered mail to the address set forth in Section 13 shall be effective service of process for any suit, action or other proceeding brought in any such court.

24. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

26. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

COMPANY: TPI Composites, Inc.

By:	/s/ William E. Siwek
Name: William E. Siwek
Title: President and Chief Executive Officer

[Signature Page to Warrant - Opps TPIC Holdings, LLC]

Accepted and agreed,

Opps TPIC Holdings, LLC By: Oaktree Fund GP, LLC Its: Manager By: Oaktree Fund GP I, L.P. Its: Managing Member

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

[Signature Page to Warrant - Opps TPIC Holdings, LLC]

Exhibit A

FORM OF EXERCISE AGREEMENT

TPI Composites, Inc.

Attention: Chief Financial Officer

The undersigned registered owner of this Warrant hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant (the “Warrant”) for, and to purchase thereunder,                  shares of Common Stock, par value $0.01 per share (the “Common Stock”), of TPI Composites, Inc., a Delaware corporation (the “Company”), as provided for therein, and tenders herewith payment of the exercise price in full in accordance with the terms of the Warrant.

Please issue a certificate or certificates for, or instruct the Company’s transfer agent to register in book entry form, such shares of Common Stock in the following name or names and denominations:

Registered Holder Name	No. of Shares of Common Stock

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only and not for resale or with a view to distribution of such shares or any part thereof and makes each of the other representations contained in Section 11(b) of the Warrant.

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

[HOLDER]

Date:	By:
Name:
Title:
Address:

Exhibit B

FORM OF ASSIGNMENT

ASSIGNMENT FORM

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________, attorney, to transfer the said Warrant on the books of TPI Composites, Inc., a Delaware corporation.

[HOLDER]

Date:	By:
Name:
Title:
Address:

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ cancelled (or transferred or exchanged) this ___ day of __________, 20___, shares of Common Stock issued therefor in the name of ___________________, Warrant No. W-____ issued for _____ shares of Common Stock in the name of_______________________.

PARTIAL ASSIGNMENT

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto _________________ the right to purchase ________ shares of Common Stock issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of the said Warrant on the books of TPI Composites, Inc., a Delaware corporation.

[HOLDER]

Date:	By:
Name:
Title:
Address:

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ cancelled (or transferred or exchanged) this ___ day of __________, 20___, shares of Common Stock issued therefor in the name of ___________________, Warrant No. W-____ issued for _____ shares of Common Stock in the name of _______________________.